UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2013

diaDexus, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26483	94-3236309
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

349 Oyster Point Boulevard, South San Francisco, California 94080

(Address of Principal Executive Offices)                         (Zip Code)

Registrant’s telephone number, including area code: (650) 246-6400

N/A

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 16, 2013, diaDexus, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Health Diagnostics Laboratory (“HDL”), which became effective on October 18, 2013. The Purchase Agreement sets forth the terms pursuant to which HDL may purchase certain of the Company’s diagnostic test products from the Company, at a specified price and solely for HDL’s own use for performing in vitro clinical diagnostic testing on human blood samples for the purpose of patient clinical management. The Purchase Agreement expires on June 30, 2015, and may be earlier terminated by either party, with or without cause, at any time with 90 days written notice.

The foregoing is only a summary of the material terms of the Purchase Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Purchase Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013. The Company intends to submit a FOIA Confidential Treatment Request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

diaDexus, Inc.
(Registrant)
Date: October 21, 2013
	By:	/s/ Jean-Frédéric Viret
Jean-Frédéric Viret
Chief Financial Officer